Exhibit 10.4
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement is made this             day of                     , 20              , between King Pharmaceuticals, Inc., a Tennessee corporation (the “Company”), and                                         , an officer of the Company (the “Officer”).
     WHEREAS, the Company desires to continue to benefit from the services of highly-qualified and experienced persons such as the Officer;
     WHEREAS, the substantial increase in corporate litigation subjects corporate officers to expensive litigation risks at the same time that the uncertainties relating to directors’ and officers’ liability insurance and to indemnification are increasing;
     WHEREAS, the Tennessee Business Corporation Act (the “Act”) provides for the indemnification of officers under certain circumstances and the charter and bylaws of the Company provide for the indemnification of officers in accordance with applicable Tennessee law;
     WHEREAS, the Officer does not regard the protection available to the Company’s officers under the Act and under the Company’s charter, bylaws and directors’ and officers’ liability insurance as adequate in all circumstances; and
     WHEREAS, the Act specifically provides that the indemnification provided thereunder is not exclusive and contemplates that indemnification agreements may be entered into between Tennessee corporations and their officers.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:
     Section 1. Service by Officer. The Officer agrees to continue to serve as an officer of the Company until his or her resignation or removal. Notwithstanding anything herein to the contrary, this Agreement shall not provide the Officer the right to be employed by the Company, modify the terms of any previous offer letter or employment agreement between the Officer and the Company, or otherwise affect the “at will” nature of the Officer’s employment by the Company.
     Section 2. Indemnification.
          (a) To the maximum extent permitted by law, but subject to the limitations contained in Section 4 or otherwise in this Agreement, the Company shall indemnify the Officer against any Liability or Expense actually and reasonably incurred by the Officer in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, except that the Company shall not be required to indemnify the Officer for any Liabilities or Expenses incurred in a Proceeding initiated by or on behalf of the Officer or to which the Officer voluntarily becomes a party unless (i) the Company has joined in or the board of directors of the Company (the “Board”) has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights in connection with any other Proceeding in which the Officer actually incurs Liabilities or Expenses by reason of (or arising in part out of) an Indemnifiable

Event; or (iii) otherwise required under the Act. If the Officer is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liability or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Officer for the portion thereof to which the Officer is entitled. Notwithstanding any other provision of this Agreement, to the extent that the Officer is a party to and has been successful, on the merits or otherwise, in the defense of any Proceeding relating in whole or in part to an Indemnifiable Event, the Officer shall be indemnified to the maximum extent permitted by law against all Liabilities and Expenses actually and reasonably incurred by the Officer or on the Officer’s behalf in connection therewith. If the Officer is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all issues or matters in such Proceeding, the Company shall indemnify the Officer against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved issue or matter.
          (b) The Company acknowledges that a settlement or other disposition prior to final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. If any Proceeding or any issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), prior to final judgment without (i) the disposition being adverse to the Officer, (ii) a plea of guilty or nolo contendere by the Officer or (iii) a finding that any of the circumstances described in clauses (c) through (e) of Section 4 hereof exist, the Officer shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     Section 3. Expense Advances.
          (a) Subject to Section 10 hereof, if so requested by the Officer the Company shall advance the reasonable Expenses incurred by the Officer (which, for the avoidance of doubt, need not have already been paid by the Officer) in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, except that the Company shall not be required to advance Expenses to the Officer for any Expenses incurred in a Proceeding initiated by or on behalf of the Officer or to which the Officer voluntarily becomes a party unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights in connection with any other Proceeding in which the Officer actually incurs Liabilities or Expenses by reason of (or arising in part out of) an Indemnifiable Event; or (iii) otherwise required under the Act.
          (b) Subject to Section 10 hereof, Expense advancements shall be provided within 60 days of the Officer furnishing the Company a request for such advance or advances, and:
               (i) a written affirmation, personally signed by or on behalf of the Officer, of his or her good faith belief that (A) he or she conducted himself or herself in good faith and in the reasonable belief that his or her conduct was (x) in the Company’s best interests if the Officer was acting in his or her official capacity as an officer of the Company, or (y) in all other cases, not opposed to the Company’s best interests, and in the case of a criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful and (B) he or she is not liable for profits made from the purchase or sale by the Officer of securities of the

Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any similar provisions of any federal or state statutes or regulations; and
               (ii) a written undertaking (in the form of an unlimited general obligation of the Officer, which need not be secured), personally signed by or on behalf of the Officer to repay any advances, if it is ultimately determined that the Officer is not entitled to indemnification by the Company in respect of such Proceeding.
          (c) All Expense advances pursuant to this Section 3 are deemed to be an obligation of the Company to the Officer hereunder and shall in no event be deemed a personal loan.
     Section 4. Limitations on Indemnification. No indemnification pursuant to this Agreement may be made:
          (a) in advance of a final judgment with respect to, or other final disposition of, the Proceeding for which indemnification is sought;
          (b) for any Liability or Expenses for which the Officer has been reimbursed by insurance, indemnification other than pursuant to this Agreement or otherwise;
          (c) in respect of any issue or matter as to which the Officer shall have been adjudged to be liable to the Company in any Proceeding by or in the right of the Company;
          (d) in respect of any Proceeding charging improper personal benefit to the Officer, whether or not involving action in the Officer’s official capacity, in which the Officer was adjudged liable on the basis that personal benefit was improperly received by the Officer; or
          (e) if a judgment or other final adjudication adverse to the Officer establishes:
               (i) that he or she did not act in good faith and in the reasonable belief that his or her conduct was (x) in the Company’s best interests if the Officer was acting in his or her official capacity as an officer of the Company, or (y) in all other cases, not opposed to the Company’s best interests;
               (ii) in the case of a criminal Proceeding, that he or she had reasonable cause to believe his or her conduct was unlawful; or
               (iii) the Officer’s liability for profits made from the purchase or sale by the Officer of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal or state statutes or regulations.
     Section 5. Contribution.

          (a) Whether or not the indemnification provided in Section 2 hereof is available, but subject to Section 4, in respect of any Proceeding in which the Company is jointly liable with the Officer (or would be if joined in such Proceeding), then the Company shall contribute to the amount of Liabilities and Expenses actually and reasonably incurred and paid or payable by the Officer in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Officer, who are jointly liable with the Officer (or would be if joined in such Proceeding), on the one hand, and the Officer, on the other hand, from the Indemnifiable Event from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than the Officer, who are jointly liable with the Officer (or would be if joined in such Proceeding), on the one hand, and the Officer, on the other hand, in connection with the Indemnifiable Event that resulted in such Liabilities or Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Officer, who are jointly liable with the Officer (or would be if joined in such Proceeding), on the one hand, and the Officer, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
          (b) Subject to Section 4 hereof, the Company hereby agrees to fully indemnify and hold the Officer harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than the Officer, who may be jointly liable with the Officer.
          (c) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Officer for any reason other than the application of any limitation set forth in Section 4 hereof, the Company, in lieu of indemnifying the Officer, shall contribute to the amount incurred by the Officer, whether for Liabilities or Expenses, in connection with any Proceeding relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Officer as a result of the Indemnifiable Event giving cause to such Proceeding; or (ii) the relative fault of the Company (and its directors, officers, employees and agents (other than the Officer)) and the Officer in connection with such event(s) or transaction(s).
     Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement other than Section 4, to the extent that the Officer is, by reason of his or her official capacity with the Company, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which the Officer is not a party, the Officer shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith.
     Section 7. Non-Exclusive Rights. The Officer’s rights to indemnification and advancement of Expenses under this Agreement are intended to be cumulative and not exclusive of other rights to which the Officer may be entitled under any insurance policy, the

Act, the charter or bylaws of the Company or a resolution of shareholders or Board providing for indemnification. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Officer under this Agreement in respect of any Indemnifiable Event that occurs prior to such amendment, alteration or repeal. To the extent that a change in the Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Company’s charter or bylaws or this Agreement, it is the intent of the parties hereto that the Officer shall enjoy by this Agreement the greater benefits so afforded by such change.
     Section 8. Liability Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Officer shall be covered by such policy or policies in accordance with its or their terms. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Officer, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
     Section 9. Notification and Defense of Claim. If a claim is to be made against the Company with respect to any Proceeding under this Agreement, the Officer shall notify the Company of the commencement of such Proceeding promptly after receipt by the Officer of notice of the commencement thereof and provide the Company with copies of all documents relating to such Proceeding with which the Officer is served. With respect to any such Proceeding as to which the Officer notifies the Company of the commencement thereof, (a) the Company shall be entitled to participate therein at its own expense and (b) except as otherwise provided below, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Officer. After notice from the Company to the Officer of its election to assume the defense thereof, the Company shall not be liable to the Officer under this Agreement for any legal expenses subsequently incurred by the Officer in connection with the defense thereof, except as provided below. The Officer shall have the right to employ his or her own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Officer, unless (i) the employment of such counsel by the Officer has been authorized by the Company, (ii) counsel for the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of his or her defense in such Proceeding or (iii) the Company shall have failed to promptly employ its counsel to assume the defense in such Proceeding, in each of which cases the fees and expenses of the Officer’s counsel shall be paid by the Company. The Company shall not be entitled, without the consent of the Officer, to assume the defense in any Proceeding brought by or on behalf of the Company as to which counsel for the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of his or her defense.

     Section 10. Procedure for Indemnification.
          (a) In order to obtain indemnification or advancement of Expenses pursuant to Section 2, 3 or 6 of this Agreement, the Officer shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Officer and is reasonably necessary to determine whether and to what extent the Officer is entitled to indemnification or advancement of Expenses. In the case of a request for Expense advancement pursuant to Section 3, the Officer also shall submit to the Company the documents required under Section 3(b). The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Officer has requested indemnification. Notwithstanding the foregoing, any failure of the Officer to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Officer unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.
          (b) Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Officer, unless the Company determines within such 60-day period that the Officer did not meet the applicable standard of conduct set forth herein. Such determination shall be made in each instance:
               (i) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), to the extent such Disinterested Directors constitute a quorum of the Board;
               (ii) if such a quorum does not then exist, by a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Board;
               (iii) by independent legal counsel (which may, to the extent permitted by applicable law, be regular legal counsel to the Company), in a written opinion to the Board (a copy of which shall be provided to the Officer), appointed at the discretion of (x) a majority of the Disinterested Directors, to the extent such Disinterested Directors constitute a quorum of the Board, (y) if such a quorum does not then exist, a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Board or (z) if a quorum of the Board cannot be obtained under clause (x) and a committee cannot be designated under clause (y), a majority vote of the full Board; or
               (iv) if so directed by the Board, by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of shareholders who are not at that time parties to the Proceeding.
          (c) The Company shall not settle any claim in any manner which would impose any penalty or any injunctive relief restricting the activities of the Officer without the Officer’s written consent. The Officer shall not unreasonably withhold his or her consent to any proposed settlement which does not impose a fine or injunctive relief, if the Company pays all amounts due under such settlement immediately upon such settlement becoming effective.
     Section 11. Cooperation of Officer. The Officer shall cooperate with the person or persons making the determination on behalf of the Company with respect to the Officer’s entitlement to indemnification under this Agreement, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Officer and relevant to such determination. Any costs and expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by the Officer in providing such cooperation shall be borne by the Company (irrespective of the determination as to the Officer’s entitlement to indemnification).
     Section 12. Certain Presumptions and Burden of Proof. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 10; provided, however, such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days in the case the Board or a committee thereof is making such determination, if the person or persons making the determination decide in good faith that additional time is required for obtaining or evaluating documentation or other relevant information. In any suit by the Officer to enforce his or her rights under this Agreement, (a) the Officer shall be presumed to be entitled to indemnification, subject to the Company’s ability to rebut such presumption, and (b) the termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Officer did not act in good faith, did not meet a particular standard of conduct, did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith, the Officer shall be presumed to have acted in good faith if he or she relied on information, opinions, reports or statements, including financial statements or other financial data prepared or presented by one or more officers or employees of the Company whom the Officer reasonably believes to be reliable and competent in the matters presented or by legal counsel, public accountants or other persons as to matters the Officer reasonably believes are within the person’s professional or expert competence; provided, however, the Officer shall not be presumed to be acting in good faith if he or she has actual knowledge concerning the matter in question that makes such reliance unwarranted. An officer’s conduct with respect to an employee benefit plan for a purpose such officer reasonably believes to be in the interests of the participants in, and beneficiaries of, such plan shall be deemed conduct not opposed to the Company’s best interests.
     Section 13. Securities Act Liabilities. The Officer understands and agrees that with respect to certain liabilities incurred under the Securities Act of 1933 (the “Securities Act”), the Company’s obligations hereunder may be subject to undertakings contained in various registration statements filed by it pursuant to the Securities Act, as those undertakings relate to the possible need for court review of indemnification for such liabilities.
     Section 14. Subrogation. The Company shall be subrogated to the extent of any payment to the Officer under this Agreement to all of the rights of recovery of the Officer with respect to such payments against third parties (including the insurer under any insurance policy, if applicable). The Officer shall do everything reasonably necessary to secure such rights, including the execution of such documents as may be necessary or desirable to enable the Company to bring suit to enforce such rights.
     Section 15. Duration of Agreement. This Agreement shall continue in effect during the period the Officer is an officer of the Company and shall continue until the final disposition of all Proceedings for Indemnifiable Events, whether or not such Proceedings are instituted prior to the Officer ceasing to serve as an officer of the Company.
     Section 16. Severability. The provisions of this Agreement shall be severable in the event any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 17. Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally (effective on the date delivered), (b) delivered by United States registered or certified mail, return receipt requested (effective on the date received as evidenced by return receipt), or (c) sent by United States Express Mail or overnight courier (effective on the next business day), in each case to the Parties at the following addresses with postage or delivery charges prepaid.

If to the Director, to:

or to such other address as may be furnished to the Company by the Director by notice similarly given; or
If to the Company, to:
King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Attention: Secretary
or to such other address as may be furnished to the Director by the Company by notice similarly given.
     Section 18. Governing Law. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

     Section 19. Consent to Jurisdiction. The Company and the Officer each irrevocably consent to the jurisdiction of the courts of the State of Tennessee for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the State of Tennessee.
     Section 20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company and the spouse, heirs and personal representatives of the Officer. The Company shall require any successor to all or substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to the Officer, to expressly assume this Agreement.
     Section 21. Subsequent Amendments. No amendment, termination or repeal of any provision of the charter or bylaws of the Company, or any respective successors thereto, or of any relevant provision of any applicable law, unless in the case such amendment or change in law permits the Company to provide broader indemnification rights than were permitted prior thereto, shall affect or diminish in any way the rights of the Officer to indemnification, or the obligations of the Company, arising under this Agreement, whether the alleged actions or conduct of the Officer giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.
     Section 22. Modification and Waiver. This Agreement supersedes in its entirety any existing or prior agreement between the Company and the Officer pertaining to indemnification and advancement rights, other than the provisions of the Act and the Company’s charter and bylaws. No supplement, modification, amendment, termination or assignment of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any provisions of this Agreement shall be binding unless executed in writing by the party making the waiver.
     Section 23. Definitions.
          (a) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. In addition, Expenses shall include any expenses of establishing a right to indemnification.
          (b) “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Officer is or was an officer of the Company, or while the Officer is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or related to anything done or not done by the Officer in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as an officer or in any other capacity while serving as an officer of the Company, as described above.
          (c) “Liability” means the obligation to pay a judgment, settlement, penalty or fine (including an excise tax or penalty assessed with respect to an employee benefit plan).
          (d) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, whether formal or informal, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.
     Section 24. Descriptive Headings; Certain Interpretations.
          (a) The descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
          (b) Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” is used in the inclusive sense (and/or) and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (iii) a reference in this Agreement to a Section is to the referenced Section of this Agreement; and (iv) “hereunder,” “hereof,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision.
     Section 25. Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of each such instrument.
[Remainder of page intentionally blank. Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

KING PHARMACEUTICALS, INC.
By:

[Name of Officer]